EXHIBIT 32

CERTIFICATIONS

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of AVP, Inc. hereby certifies, to such officers’ knowledge, that this Quarterly Report on Form 10-Q of AVP, Inc. for the quarter ended June 30, 2008 fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of AVP, Inc.

Dated: August 14, 2008	By:	/s/ Leonard Armato
Leonard Armato
Chief Executive Officer
(Principal Executive Officer)

	By:	/s/Tom Torii
Tom Torii
Interim Chief Financial Officer (Principal
Financial Officer)